Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Nalco Holdings LLC (the "Company") for the quarterly period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William H. Joyce, as Chief Executive Officer of the Company, and Bradley J. Bell, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.
/s/ WILLIAM H. JOYCE Name: William H. Joyce Title: Chairman and Chief Executive Officer Date: August 16, 2004
/s/ BRADLEY J. BELL Name: Bradley J. Bell Title: Executive Vice President and Chief Financial Officer Date: August 16, 2004